Exhibit 10.1

EXECUTION

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made as of November 20, 2013 (the “SPA Effective Date”) by and among Amicus Therapeutics, Inc. (“Amicus”), a Delaware corporation with its principal place of business at 1 Cedar Brook Drive, Cranbury, New Jersey 08512, and each Purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively the “Purchasers”).

BACKGROUND

Amicus desires to sell to each Purchaser and each Purchaser desires to purchase from Amicus such number of Shares (as defined below) or Units (as defined below) set forth opposite such Purchaser’s name on Schedule A attached hereto at a price of $2.00 per Share (the “Per Share Price”) or $2.00 per Unit (the “Per Unit Price”) and on the terms and subject to the conditions set forth in this Agreement (the “Offering”).

TERMS

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements contained herein, the Parties hereto, intending to be legally bound, do hereby agree as follows:

1.                                      Definitions.  The capitalized terms used herein shall have the meanings ascribed to them below or at such other place in this Agreement as is indicated below:

1.1                               “Affiliate” means, with respect to any specified Person, at any time, a Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified Person at such time.  For purposes of this definition, “control,” when used with respect to any specified Person, shall mean (a) the direct or indirect ownership of more than 50% (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) of the total voting power of securities or other evidences of ownership interest in such Person or (b) the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise.

1.2                               “Closing” has the meaning ascribed to it in Section 3.1.

1.3                               “Closing Date” means the day on which the transaction that is the subject of such Closing is consummated as set forth in Section 3.1.

1.4                               “Common Stock” means the common stock of Amicus, par value $0.01 per share, and any other class of securities into which such securities may hereafter be reclassified or changed into.

1.5                               “Exchange Act” means the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

1.6                               “FDA” has the meaning ascribed to such term in Section 4.7

1.7                               “FDA Documents” has the meaning ascribed to such term in Section 4.7.

1.8                               “GAAP” means generally accepted accounting principles in the United States.

1.9                               “Purchaser Indemnitee” has the meaning ascribed to such term in Section 7.5.

1.10                        “Holder” means each Person owning of record Registrable Securities that have not been sold to the public.

1.11                        “Indemnified Party” has the meaning ascribed to it in Section 7.5(c).

1.12                        “Indemnifying Party” has the meaning ascribed to it in Section 7.5(c).

1.13                        “Investor Rights Agreement Investor” means any Person, other than Amicus and any Purchaser that owns shares of Common Stock and is party to the Third Amended and Restated Investor Rights Agreement dated as of September 13, 2006 by and among Amicus and the persons named therein.

1.14                        “Knowledge” means the knowledge of such Person, assuming that such Person engaged in reasonable inquiry or investigation with respect to the relative subject matter.

1.15                        “Lock-Up Period” has the meaning ascribed to such term in Section 8.1.

1.16                        “Material Adverse Effect” on or with respect to an entity (or group of entities taken as a whole) means any state of facts, event, change or effect that has had, or that would reasonably expected to have, a material adverse effect on the business, properties, results of operations or financial condition of such entity (or of such group of entities taken as a whole).

1.17                        “Nasdaq” means the Nasdaq Stock Market, Inc.

1.18                        “Offering” has the meaning ascribed to it in the Background.

1.19                        “Party” means a party to this Agreement.

1.20                        “Per Share Price” has the meaning ascribed to it in the Background.

1.21                        “Per Unit Price” has the meaning ascribed to it in the Background.

1.22                        “Purchase Price” has the meaning ascribed to it in Section 2.2.

1.23                        “Person” means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

1.24                        “Register,” “Registered,” and “Registration” refer to a registration effected by preparing and filing a Registration Statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such Registration Statement or document by the SEC.

1.25                        “Registrable Securities” means (a) the Shares, (b) any shares of Common Stock or other securities issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Shares by way of stock dividend, stock split or in connection with a combination of shares, recapitalization or other reorganization or otherwise, and (c) the Warrant Shares.  Notwithstanding the foregoing, as to any particular Shares or other securities described above, once issued they shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) they shall have been distributed pursuant to Rule 144 (or any successor provision) under the Securities Act, (iii) such securities may be sold without volume restrictions pursuant to Rule 144, as determined by the counsel to Amicus pursuant to a written opinion letter to such effect, addressed and acceptable to Amicus’ transfer agent, or (4) such securities shall have been otherwise transferred in a private transaction in which the rights under Section 7 hereof have not been assigned in connection with such transfer.

1.26                        “Registration Period” has the meaning ascribed to such term in Section 7.3(a) .

1.27                        “Registration Statement” means a registration statement filed pursuant to the Securities Act.

1.28                        “Rule 144” means Rule 144 promulgated under the Securities Act, or any successor rule.

1.29                        “SEC Documents” has the meaning ascribed to such term in Section 4.7.

1.30                        “SEC Guidance” means (a) any publicly-available written guidance, or rule of general applicability of the SEC staff, or (b) written comments, requirements or requests of the SEC staff to Amicus in connection with the review of a Registration Statement.

1.31                        “SEC” means the U.S. Securities and Exchange Commission.

1.32                        “Securities” means the Shares, the Warrants and the Warrant Shares.

1.33                        “Securities Act” means the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

1.34                        “Share Purchase Price” has the meaning ascribed to such term in Section 2.2.

1.35                        “Shares” means the shares of Common Stock to be issued to each Purchaser pursuant to this Agreement.

1.36                        “Trading Day” means a day on which the Common Stock is traded on Nasdaq.

1.37                        “Transaction Documents” means this Agreement, the Warrants, and any other documents or agreements executed in connection with the transactions contemplated hereunder.

1.38                        “Unit” means one Share and .267 of a Warrant to purchase one share of Common Stock.  As used herein, the term “Unit” shall refer to the Units as well as the underlying shares constituting a Unit, as the context requires.

1.39                        “Unit Purchase Price” has the meaning ascribed to such term in Section 2.1.

1.40                        “Warrants” means collectively the Common Stock purchase warrants delivered to certain Purchasers at the Closing in accordance with Section 3 hereof, which Warrants shall be exercisable between July 1, 2014 and June 30, 2015, in the form of Exhibit A attached hereto.

1.41                        “Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

2.                                      Purchase and Sale.

2.1                               At the Closing, on terms and conditions as set forth herein, Amicus will issue and sell to certain Purchasers and certain Purchasers will purchase from Amicus, an aggregate of 6,000,000 Units at the Per Unit Price for an aggregate purchase price of $12,000,000 (the “Unit Purchase Price”).

2.2                               At the Closing, on terms and conditions as set forth herein, Amicus will issue and sell to certain Purchasers and certain Purchasers will purchase from Amicus, an aggregate of 1,500,000 Shares at the Per Share Price for an aggregate purchase price of $3,000,000 (the “Share Purchase Price” and together with the Unit Purchase Price, the “Purchase Price”).

2.3                               The amount of the Shares and the securities subject to the Units shall be subject to appropriate and equitable adjustment for any stock split, stock dividend or reclassification of the Common Stock or similar event between the date hereof and the Closing, for an aggregate consideration equal to the Purchase Price.

2.4                               Schedule A hereto sets forth the number of Shares and Units to be purchased by each Purchaser and the portion of the Purchase Price to be paid by such Purchaser for such Shares and Units.

3.                                      Closing.

3.1                               Closing.  Subject to the satisfaction or waiver of the conditions set forth in Section 6, the completion of the sale and purchase of the Shares and Units, as applicable (the “Closing”), shall occur within ten business days of the SPA Effective Date; provided that if any conditions have not been so satisfied or waived on such date, the Closing shall occur on the third business day after the satisfaction or waiver (by the Party entitled to grant such waiver) of the conditions to the Closing set forth in Section 6 herein (other than those conditions that by their nature are to be satisfied at the Closing, but subject to fulfillment or waiver of those conditions), or on such other date as the parties shall mutually agree (the “Closing Date”).

3.2                               Deliveries.  Subject to the terms and conditions hereof:

(a)                                 Each Purchaser shall deliver to Amicus the Purchase Price by wire transfer as promptly as practicable after the Closing (but in no event more than one business day following the Closing Date) to the following account:

Bank:	XXX Bank
Bank Address:	XXXX

Beneficiary:	Amicus Therapeutics, Inc.
Beneficiary Address:	1 Cedar Brook Drive
Cranbury, NJ 08512

ABA:	XXXXXX
Account:	XXXXXX
SWIFT Code:	XXXXXX

(b)                                 Upon receipt of a Purchaser’s share of the Purchase Price, Amicus shall deliver to such Purchaser, as applicable, (i) a stock certificate, in the name of such Purchaser, representing the Shares (including those Shares underlying the Units) purchased at the Closing, and (ii) a Warrant, registered in the name of such Purchaser, to purchase up to a number of Warrant Shares contained in such Purchaser’s Units (rounded down to the nearest whole number of Warrant Shares), with an exercise price of $2.50, subject to adjustment therein.

(c)                                  At the Closing each of the Parties shall also deliver such other documents as are required to be delivered by the Parties pursuant to the terms of this Agreement.

3.3                               Location.  The Closing shall occur at the offices of Amicus, located at 1 Cedar Brook Drive, Cranbury, New Jersey 08512 (or remotely via the exchange of signatures and documents) unless otherwise agreed to in writing by the Parties.

4.                                      Representations and Warranties of Amicus.  Except as disclosed in Amicus’ disclosure schedules provided to the Purchasers along with this Agreement, Amicus hereby represents and warrants to the Purchasers as of the date hereof and as of the Closing Date (except as set forth below), as follows:

4.1                               Capitalization.  As of October 31, 2013, the authorized capital stock of Amicus consisted of (a) 125,000,000 shares of Common Stock, of which (i) 49,631,672 shares were issued and outstanding, (ii) up to 1,404,341 shares have been reserved for issuance upon exercise of outstanding common stock warrants, (iii) 9,558,946 shares have been reserved for issuance under Amicus’ Amended and Restated 2007 Equity Incentive Plan, (iv) 680,797 shares have been reserved for issuance under Amicus’ Amended and Restated 2007 Director Option Plan, (v) 1,109,765 shares have been reserved for issuance under Amicus’ 2002 Equity Incentive Plan,  and (iv) 200,000 shares have been reserved for issuance under Amicus’ 2007 Employee Stock Purchase Plan; and (b) 10,000,000 shares of preferred stock, none of which is outstanding.  All issued and outstanding shares of Amicus’ capital stock have been duly authorized and validly issued, and are fully paid and nonassessable, and were issued in compliance with all applicable federal and state securities laws.  As of the SPA Effective Date, there are no preemptive or similar rights on the part of any holder of any class or securities of Amicus.  As of the SPA Effective Date, except as set forth in the SEC Documents or as described or referred to above, there are no securities convertible into or exchangeable for, or options, warrants, calls, subscriptions, rights, contracts, commitments, or understandings of any kind to which Amicus is a party or by which it is bound obligating Amicus to issue, deliver or sell, or cause to be issued, delivered or sold additional shares of its capital stock or other voting securities of Amicus.  As of the SPA Effective Date, there are no outstanding agreements of Amicus to repurchase, redeem or otherwise acquire any shares of its capital stock.  At the Closing, Amicus shall provide each of the Purchasers with a certificate of a duly authorized officer of Amicus setting forth: (a) the capitalization of Amicus immediately following the Closing including the number of shares of the following:  (i) issued and outstanding Common Stock, including, with respect to restricted Common Stock, vesting schedule and repurchase price; (ii) issued stock options, including vesting schedule and exercise price; (iii) stock options not yet issued but reserved for issuance; (iv) each series of preferred stock; and (v) warrants or stock purchase rights, if any; and (b) that as of the Closing Date (i) except as set forth in the disclosure schedules to this Agreement or as described or referred to above, there are no securities convertible into or exchangeable for, or options, warrants, calls, subscriptions, rights, contracts, commitments, or understandings of any kind to which Amicus is a party or by which it is bound obligating Amicus to issue, deliver or sell, or cause to be issued, delivered or sold additional shares of its capital stock or other voting securities of Amicus; and (ii) there are no outstanding agreements of Amicus to repurchase, redeem or otherwise acquire any shares of its capital stock.

4.2                               Litigation.  There are no actions, suits, proceedings or, to its Knowledge, any investigations, pending or currently threatened against Amicus that questions the validity of this Agreement or the issuance of the Common Stock contemplated hereby, nor to its Knowledge, is there any basis therefor.  As of the Closing, there is no other material action, suit, or proceeding pending or, to the Knowledge of Amicus, currently threatened against Amicus.  As of the Closing, there are no material outstanding consents, orders, decrees or judgments of any governmental entity naming Amicus.

4.3                               Organization and Good Standing.  Amicus is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and carry on its business as now conducted.  Amicus is duly qualified and is in good standing as a foreign corporation in each jurisdiction in which the properties owned, leased or operated, or the business conducted, by it requires such qualification except where the failure to be so qualified or in good standing, individually or in the aggregate, would not have a Material Adverse Effect.

4.4                               Authorization.  All corporate actions on the part of Amicus, its officers, directors and stockholders necessary for the authorization, execution and delivery of each of the Transaction Documents and for the issuance of the Shares and Units, as applicable, have been taken.  Amicus has the requisite corporate power to enter into each of the Transaction Documents and to carry out and perform its obligations thereunder.  Each of the Transaction Documents have been duly authorized, executed and delivered by Amicus and, upon due execution and delivery by the Purchasers, each of the Transaction Documents will be a valid and binding agreement of Amicus, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by equitable principles.

4.5                               Subsidiaries.  Except as set forth in the disclosure schedules to this Agreement, Amicus does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity. Amicus is not a participant in any joint venture, partnership or similar arrangement other than as has been disclosed in the disclosure schedules to this Agreement.

4.6                               No Conflict With Other Instruments.  Neither the execution, delivery nor performance of any of the Transaction Documents, nor the consummation by Amicus of the transactions contemplated hereby will result in any violation of, be in conflict with, cause any acceleration or any increased payments under, or constitute a default under, with or without the passage of time or the giving of notice: (a) any provision of Amicus’ certificate of incorporation or bylaws as in effect on the date hereof or at the Closing; (b) any provision of any law, regulation, judgment, decree or order to which Amicus is a party or by which it or any of its assets is bound, (c) any note, mortgage, contract, agreement, license, waiver, exemption, order or permit.

4.7                               Disclosure Documents.

(a)                                 For the two years preceding the SPA Effective Date, Amicus has filed, on a timely basis or has received a valid extension as of such time of filing and has thereafter made such filings prior to the expiration of any such extensions, all reports, schedules, forms, statements and other documents required to be filed by Amicus with the SEC under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Documents”)  and with the U.S. Food and Drug Administration (“FDA”) under its applicable regulations (“FDA Documents”), and Amicus has paid all fees and assessments due and payable in connection with the SEC Documents and the FDA Documents.  As of their respective dates, the SEC Documents and the FDA Documents complied in all material respects with all statutes and applicable rules and regulations of the SEC or FDA, as applicable, including the requirements of the Securities Act or the Exchange Act, as applicable, and none of the SEC Documents or FDA Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b)                                 The audited financial statements of Amicus included in Amicus’ SEC Documents comply in all material respects with the published rules and regulations of the SEC with respect thereto, and such audited financial statements (i) were prepared from the books and records of Amicus, (ii) were prepared in accordance with GAAP applied on a consistent basis (except as may be indicated therein or in the notes or schedules thereto) and (iii) present fairly the financial position of Amicus as of the dates thereof and the results of operations and cash flows for the periods then ended.  The unaudited financial statements included in the SEC Documents comply in all material respects with the published rules and regulations of the SEC with respect thereto, and such unaudited financial statements (i) were prepared from the books and records of Amicus, (ii) were prepared in accordance with GAAP, except as otherwise permitted under the Exchange Act and the rules and regulations thereunder, applied on a consistent basis (except as may be indicated therein or in the notes or schedules thereto) and (iii) present fairly the financial position of Amicus as of the dates thereof and the results of operations and cash flows (or changes in financial condition) for the periods then ended, subject to normal year-end adjustments and any other adjustments described therein or in the notes or schedules thereto.

4.8                               Absence of Certain Events and Changes.  Since the date of Amicus’ Quarterly Report on Form 10-Q for the quarter ended on September 30, 2013 and except as set forth in the disclosure schedule to this Agreement: (a) Amicus has conducted its business in the ordinary course consistent with past practice, (b) there has not been any event, change or development which, individually or in the aggregate, would have a Material Adverse Effect, taken as a whole, (c) Amicus has not incurred any material liabilities (contingent or otherwise) other than expenses incurred in the ordinary course of business consistent with past practice, (d) Amicus has not altered its method of accounting in any material respect, and (e) Amicus has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock.

4.9                               Intellectual Property.  Amicus owns, or has an exclusive right pursuant to a valid, written license agreement to use and exploit, all material intellectual property used in or necessary for the conduct of the business of Amicus as conducted as of the Closing.  No claims have been asserted by a third party in writing (a) alleging that the conduct of the business of Amicus has infringed or misappropriated any intellectual property rights of such third party, or (b) challenging or questioning the validity or effectiveness of any intellectual property right of Amicus, and, to the Knowledge of Amicus, there is no valid basis for any such claim (a) or (b).  To the Knowledge of Amicus, no third party is misappropriating or infringing any intellectual property right of Amicus.  No loss or expiration of any of Amicus’ material intellectual property is pending, or, to the Knowledge of Amicus, threatened.  Amicus has taken reasonable steps in accordance with standard industry practices to protect its rights in its Intellectual Property and at all times has maintained the confidentiality of all information used in connection with the business that constitutes or constituted a trade secret of Amicus.

4.10                        Compliance with Applicable Law. Amicus has all material permits, licenses, franchises, authorizations, orders and approvals of, and has made all filings, applications and registrations with, governmental entities that are required in order to permit Amicus to own or lease properties and assets and to carry on its business as presently conducted that are material to Amicus.  Amicus has complied and is in compliance in all material respects with all statutes, laws, regulations, rules, judgments, orders and decrees of all governmental entities applicable to it that relate to its business, including but not limited to compliance with the U.S. Foreign Corrupt Practices Act of 1977 (FCPA) (15 U.S.C. §§ 78dd-1, et seq.) and any applicable similar laws in foreign jurisdictions in which Amicus is currently conducting, or has previously conducted, its business or is currently conducting, or has previously conducted, clinical trials. Except as set forth in the disclosure schedules to this Agreement, Amicus has not received any notice alleging noncompliance, and, to the Knowledge of Amicus, Amicus is not under investigation with respect to, or threatened to be charged, with any material violation of any applicable statutes, laws, regulations, rules, judgments, orders or decrees of any governmental entities.

4.11                        Valid Issuance of Shares.  When issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, the Securities will be duly and validly authorized and issued, fully paid and non-assessable, free and clear of all liens, and, based in part on the representations of the Purchasers in Section 5 of this Agreement, will be issued in compliance with all applicable federal and state securities laws.

4.12                        Governmental Consents.  No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of Amicus is required in connection with the consummation of the transactions contemplated by the Transaction Documents, except for notices required or permitted to be filed with certain state and federal securities commissions, which notices will be filed on a timely basis.

4.13                        No Brokers.  No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by the Transaction Documents based on arrangements made by Amicus.

4.14                        No Undisclosed Liabilities.  Amicus does not have any liabilities (contingent or otherwise), except for (a) liabilities reflected or reserved against in financial statements of Amicus included in the SEC Documents filed with the SEC prior to the date of each of the Transaction Documents, and (b) liabilities that have not been and would not reasonably be expected to be material.

4.15                        Internal Controls.  The records, systems, controls, data and information of Amicus are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of Amicus (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a Material Adverse Effect on the system of internal accounting controls described herein.

5.                                      Representations And Warranties Of Purchasers.  Each Purchaser hereby represents and warrants to Amicus as of the date hereof and as of the Closing Date as follows:

5.1                               Legal Power.  Purchaser has the requisite corporate power to enter into each of the Transaction Documents, and to carry out and perform its obligations under the terms of the Transaction Documents.

5.2                               Due Execution.  Each of the Transaction Documents have been duly authorized, executed and delivered by Purchaser, and, upon due execution and delivery by Amicus, each of the Transaction Documents will be a valid and binding agreement of Purchaser, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by equitable principles.

5.3                               Investment Representations.  In connection with the offer, purchase and sale of the Shares and Units, as applicable, Purchaser makes the following representations:

(a)                                 Purchaser is acquiring the Shares and Units, as applicable, for its own account, not as nominee or agent, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act.

(b)                                 Purchaser understands that:

(i)                                     the Securities have not been registered under the Securities Act by reason of a specific exemption therefrom, that such securities may be required to be held by it indefinitely under applicable securities laws, and that each Purchaser must, therefore, bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration;

(ii)                                  each Warrant and each certificate representing Shares and Warrant Shares (unless a Registration Statement has become effective prior to issuance of the Warrant Shares) will be endorsed with the following legend:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES.  THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

; and

(iii)                               Amicus will instruct its transfer agent not to register the transfer of the Shares, Warrant Shares, or any portion thereof, unless the conditions specified in the foregoing legends are satisfied.

(c)                                  Each Purchaser has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities to be purchased hereunder.

(d)                                 Each Purchaser is an “accredited investor” as such term is defined in Rule 501(a) of the rules and regulations promulgated under the Securities Act.

(e)                                  Each Purchaser understands and acknowledges that Amicus may cut back (i) the number of Shares and Units to be purchased by such Purchaser to the extent necessary to prevent such Purchaser’s aggregate holdings of Common Stock with its Affiliates to exceed 19.9% of all Common Stock outstanding following the Offering and (ii) the aggregate number of Shares and

Units offered to the extent such aggregate number is in excess of 19.9% of all Common Stock outstanding prior to the Offering.  Notwithstanding the foregoing, the Purchasers shall have no obligation to purchase any Shares or Units to the extent such purchase would increase such Purchaser’s ownership in excess of 19.9%.

6.                                      Conditions To Closing.

6.1                               Conditions to Obligations of Purchasers at the Closing.  Each Purchaser’s obligation to purchase the Shares and Units, as applicable, at the Closing is subject to the fulfillment to its reasonable satisfaction, on or prior to the Closing, of all of the following conditions:

(a)                                 Representations and Warranties.  The representations and warranties made by Amicus in Section 4 shall be true and correct in all material respects on the Closing Date (other than representations and warranties made as of a particular date, in which case such representations and warranties shall be true and correct as of such particular date) with the same force and effect as if they had been made on and as of such date, and a certificate duly executed by an officer of Amicus, to the effect of the foregoing, shall be delivered to each Purchaser.

(b)                                 Performance of Obligations.  Amicus shall have performed and complied with all obligations and conditions herein required to be performed or complied with by it on or prior to the Closing and a certificate duly executed by an officer of Amicus, to the effect of the foregoing, shall be delivered to each Purchaser.

(c)                                  Proceedings and Documents.  All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchasers, and each Purchaser shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

(d)                                 Qualifications; Legal Investment.  All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful sale and issuance of the Shares and Units shall have been duly obtained and shall be effective on and as of the Closing.  No stop order or other order enjoining the sale of the Shares and Units shall have been issued and no proceedings for such purpose shall be pending or, to the Knowledge of Amicus, threatened by the SEC.

(e)                                  Nasdaq Listing.  If required by Nasdaq, the Shares and Units shall have been approved for listing on the Nasdaq Stock Market, subject only to official notice of issuance.

(f)                                   Minimum Funds.  Amicus shall have received funds to purchase an aggregate of at least $15,000,000 of Shares and Units on the Closing Date.

6.2                              Conditions to Obligations of Amicus at the Closing.  Amicus’ obligation to issue and sell the Shares and Units at the Closing to each respective Purchaser is subject to the fulfillment to its reasonable satisfaction, on or prior to the Closing, of the following conditions by such Purchaser:

(a)                                 Representations and Warranties.  The representations and warranties made by the Purchasers in Section 5 shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of such date, and a certificate duly executed by an officer of Purchaser, to the effect of the foregoing, shall be delivered to Amicus.

(b)                                 Performance of Obligations.  Each Purchaser shall have performed and complied with all agreements and conditions herein required to be performed or complied with by it on or before the Closing, and a certificate duly executed by an officer of each Purchaser, to the effect of the foregoing, shall be delivered to Amicus.

(c)                                  Qualifications; Legal Investment.  All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful sale and issuance of the Shares and Units shall have been duly obtained and shall be effective on and as of the Closing.  No stop order or other order enjoining the sale of the Shares and Units shall have been issued and no proceedings for such purpose shall be pending or, to the Knowledge of Amicus, threatened by the SEC.

6.3                               Condition to Obligations of each Party at the Closing.  The obligations of Amicus and Purchasers to consummate the transactions contemplated to occur at the Closing shall be subject there being no statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any governmental entity or other legal restraint or prohibition preventing the consummation of the transactions contemplated by the Transaction Documents shall be in effect.

7.                                      Registration Rights.

7.1                               Registration.  As soon as reasonably practicable, but no event later than 60 days after the Closing, Amicus shall prepare and file with the SEC a Registration Statement covering the resale of all, or such portion as permitted by SEC Guidance (provided that, Amicus shall use commercially reasonable efforts to advocate with the SEC for the registration of the maximum number of the Registrable Securities permitted by SEC Guidance), of the Registrable Securities and use commercially reasonable efforts to cause a Registration Statement to be declared effective (including, without limitation, the execution of any required undertaking to file post-effective amendments) as promptly as possible after the filing thereof, but in any event prior to the date which is: (a) one hundred twenty (120) days after the Closing if the Registration Statement is not reviewed by the SEC, or (b) one hundred fifty (150) days after the Closing if the Registration Statement is reviewed by the SEC.  The Registration Statement shall be on Form S-3 (except if Amicus fails to meet one or more of the registrant requirements specified in General Instruction I.A. on Form S-3, such registration shall be on another appropriate form in accordance herewith).

7.2                               Expenses Of Registration.  Amicus shall pay all fees and expenses incurred in connection with any registration, qualification, exemption or compliance by Amicus in the performance of its obligations pursuant to this Section 7, whether or not any Registrable Securities are sold pursuant to a Registration Statement, and including all registration and filing fees, exchange listing fees, and the fees and expenses of counsel and accountants for Amicus.

7.3                               Obligations Of Amicus.  In the case of registration, qualification, exemption or compliance effected by Amicus pursuant to the Transaction Documents, Amicus will, upon request of any Purchaser, inform such Purchaser as to the status of such registration, qualification, exemption and compliance.  Amicus shall, at its expense and in addition to its obligations under Section 7.1, as expeditiously as reasonably possible:

(a)                                 use its commercially reasonable efforts to keep such registration, and any required qualification, exemption or compliance under state securities laws, continuously effective with respect to the Purchasers and its permitted assignees, until the date all Shares and Warrant Shares registered by such Registration Statement shall have been sold or may be sold pursuant to Rule 144 without regard to volume limitations.  The period of time during which Amicus is required hereunder to keep the Registration Statement effective is referred to herein as the “Registration Period.”

(b)                                 advise Purchasers promptly (and, in any event, within five business days):

(i)                                     when the Registration Statement or any amendment thereto has been filed with the SEC and when the Registration Statement or any post-effective amendment thereto has become effective;

(ii)                                  of the receipt by Amicus of any notification from the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for such purpose;

(iii)                               of the receipt by Amicus of any notification with respect to the suspension of the qualification of the Registrable Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(iv)                              of the occurrence of any event that requires the making of any changes in the Registration Statement or the prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in the light of the circumstances under which they were made) not misleading;

(c)                                  use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

(d)                                 if any Purchaser so requests in writing, promptly furnish to such Purchaser, without charge, at least one copy of such Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if explicitly requested, all exhibits in the form filed with the SEC;

(e)                                  during the Registration Period, promptly deliver to each Purchaser, without charge, at least one copy of the prospectus included in such Registration Statement and any amendment or supplement thereto and as many additional copies as each Purchaser may reasonably request; and Amicus consents to the use, consistent with the provisions hereof, of the prospectus or any amendment or supplement thereto by each Purchaser in connection with the offering and sale of the Registrable Securities covered by the prospectus or any amendment or supplement thereto;

(f)                                   during the Registration Period, if a Purchaser so requests in writing, deliver to such Purchaser, without charge, (i) one copy of the following documents, other than those documents available via EDGAR (and excluding, in each case, exhibits thereto): (A) its annual report to its stockholders, if any (which annual report will contain financial statements audited in accordance with GAAP by a firm of certified public accountants of recognized standing), (B) if not included in substance in its annual report to stockholders, its annual report on Form 10-K (or similar form), (C) its definitive proxy statement with respect to its annual meeting of stockholders, (D) each of its quarterly reports to its stockholders, and, if not included in substance in its quarterly reports to stockholders, its quarterly report on Form 10-Q (or similar form), and (E) a copy of the Registration Statement; and (ii) if explicitly requested, any exhibits filed with respect to the foregoing;

(g)                                  upon the occurrence of any event contemplated by Section 7.3(b)(iv), Amicus will use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to the Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to the Purchasers, the prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(h)                                 comply in all material respects with all applicable rules and regulations of the SEC which could affect the sale of the Registrable Securities;

(i)                                     use its commercially reasonable efforts to cause all Registrable Securities to be listed on each securities exchange or market, if any, on which equity securities issued by Amicus have been listed;

(j)                                    use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Registrable Securities contemplated hereby and to enable the Purchasers to sell Registrable Securities under Rule 144; and

(k)                                 permit counsel for the Purchasers to review the Registration Statement and all amendments and supplements thereto, within two business days prior to the filing thereof with the SEC;

provided that, in the case of clause (k) above, Amicus will not be required to delay the filing of the Registration Statement or any amendment or supplement thereto to incorporate any comments to the Registration Statement or any amendment or supplement thereto by or on behalf of any Purchaser if such comments would require a delay in the filing of such Registration Statement, amendment or supplement, as the case may be.

7.4                               Furnishing Information.

(a)                                 It shall be a condition precedent to the obligations of Amicus to take any action pursuant to Section 7.1 that the selling Holders shall furnish to Amicus such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be legally required under the Securities Act or otherwise required by the SEC to effect the registration of their Registrable Securities.

7.5                               Indemnification; Contribution.

(a)                                 Amicus shall indemnify and hold harmless each Holder (including the employees, agents, representatives, officers and directors of each Purchaser and its Affiliates) (each a “Purchaser Indemnitee”) from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue, or allegedly untrue, statement of a material fact contained in any Registration Statement, prospectus or preliminary prospectus or notification or offering circular prepared by Amicus in connection with the registration and/or offering of the Registrable Securities (as amended or supplemented if Amicus shall have furnished any amendments or supplements thereto) or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information concerning such Holder furnished in writing to Amicus by such Holder specifically and expressly for inclusion in such document.

(b)                                 Each Holder shall indemnify and hold harmless Amicus, and its respective directors, officers, employees and each Person who controls Amicus (within the meaning of the Securities Act and the Exchange Act) from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue, or allegedly untrue, statement of a material fact contained in any Registration Statement, prospectus or preliminary prospectus or notification or offering circular prepared by Amicus in connection with the registration and/or offering of the Registrable Securities (as amended or supplemented if Amicus shall have furnished any amendments or supplements thereto) or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with any information concerning such Holder furnished in writing to Amicus by such Holder specifically and expressly for use in the preparation of such document.

(c)                                  Each Person entitled to indemnification hereunder (the “Indemnified Party”) agrees to give prompt written notice to the indemnifying party (the “Indemnifying Party”) after the receipt by the Indemnified Party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which the Indemnified Party intends to claim indemnification or contribution pursuant to the Transaction Documents; provided, however, that the failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of any liability that it may have to the Indemnified Party hereunder unless, and only to the extent that, such failure results in the Indemnifying Party’s forfeiture of substantive rights or defenses.  If notice of commencement of any such action is given to the Indemnifying Party as above provided, the Indemnifying Party shall be entitled to participate in and, to the extent it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such Indemnified Party.  The Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the Indemnified Party unless (i) the Indemnifying Party agrees to pay the same, (ii) the Indemnifying Party fails to assume the defense of such action with counsel reasonably satisfactory to the Indemnified Party in its reasonable judgment or (iii) the named parties to any such action (including any impleaded parties) have been advised by such counsel that either (x) representation of such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct or (y) there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party.  In either of such cases, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party.  No Indemnifying Party shall be liable for any settlement entered into without its written consent (other than in the case where the Indemnifying Party is unconditionally released from liability and its rights are not adversely effected), which consent shall not be unreasonably withheld.

(d)                                 If the indemnification provided for in this Section 7.5 from the Indemnifying Party pursuant to applicable law is unavailable to an Indemnified Party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative faults of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, Knowledge, access to information and opportunity to correct or prevent such action.  The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Sections 7.5(a), (b) and (c), any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding.  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7.5(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.  No Person guilty of an intentional or fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person.

7.6                               Rule 144 Reporting.  In order to make the benefits of the rules and regulations of the SEC that may permit the sale of the Registrable Securities to the public without registration available to the Holders, Amicus agrees to use commercially reasonable efforts to:

(a)                                 make and keep public information available, as those terms are understood and defined in Rule 144(c)(1) or any similar or analogous rule promulgated under the Securities Act, at all times after the SPA Effective Date;

(b)                                 file with the SEC, in a timely manner, all reports and other documents required of Amicus under the Exchange Act; and

(c)                                  so long as any Holder owns any Registrable Securities, furnish such Holders forthwith upon request: (i) a written statement by Amicus as to its compliance with the reporting requirements of Rule 144 under the Securities Act, and of the Exchange Act; (ii) a copy of the most recent annual or quarterly report of Amicus; and (iii) such other reports and documents as a Holder may reasonably request in availing itself of any rule of regulation of the SEC allowing it to sell any such securities without registration.

7.7                               Assignment of Registration Rights.  The rights and obligations under this Section 7 may only be assigned by a Holder to a transferee or assignee of Registrable Securities that is (a) an Affiliate or (b) a successor (by operation of law or otherwise) to substantially all the business or assets of such Holder; provided, however, that such attempted assignment shall be void unless (i) such Holder, within 30 days after such transfer, furnishes to Amicus written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned, and (ii) such transferee agrees to be subject to all obligations and restrictions with respect to the Registrable Securities set forth in this Agreement.

8.                                      Stock Ownership Governance.

8.1                               Lock-Up Period.  Excluding any transfers or intra-company disposal of the Securities between a Purchaser and any of its Affiliates, during the period beginning on the Closing Date and ending on the earlier of (a) the day after the date that is six months after the Closing Date and (b) the date such Registration Statement filed pursuant to Section 7.1 becomes effective (the “Lock-Up Period”), each Purchaser shall not, and shall cause any other Holder not to, without the prior written consent of Amicus, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Securities or enter into a transaction which would have the same effect.

8.2                               Market Stand-Off Agreement. During the Lock-Up Period, each Purchaser agrees that in connection with any registration of Amicus’ securities that, upon the request of Amicus or the underwriters managing any underwritten offering of Amicus’ securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities without the prior written consent of Amicus or such underwriters, as the case may be, for such period of time from the effective date of such registration as Amicus or the underwriters may specify, provided that each executive officer and director of Amicus agrees to a similar lockup.

8.3                               Remedies. Without prejudice to the rights and remedies otherwise available to the parties, Amicus shall be entitled to equitable relief by way of injunction if any Purchaser or any other Holder breaches or threatens to breach any of the provisions of this Section 8.

9.                                      Covenants.

9.1                               Covenant of Amicus.

(a)                                 Amicus hereby covenants and agrees that it shall take all necessary and appropriate actions to ensure that it shall have available under its certificate of incorporation as in effect on the Closing Date sufficient authorized but unissued shares of its Common Stock to issue and sell to Purchasers all of the Shares.

(b)                                 Amicus will file with Nasdaq all documentation required by Nasdaq, if any, in connection with the issuance of the Shares and Units.

10.                               Miscellaneous.

10.1                        Termination. This Agreement may be terminated by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between Amicus and the other Purchasers, by written notice to the other parties, if the Closing has not been consummated on or before December 20, 2013; provided, however, that no such termination will affect the right of any Party to sue for any breach by the other Party (or Parties).  In the event of termination of this Agreement by the Purchasers, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of the Purchasers or Amicus, other than the provisions of this Section 10.1, and except to the extent that such termination results from a material breach by a party of its representations, warranties, covenants or agreements set forth in this Agreement.

10.2                        Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof.  Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such Party at the address in effect for notices to it under the Transaction Documents and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

10.3                        Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by the Parties and delivered to the other Parties, it being understood that the Parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

10.4                        Public Statements.  Any statement to the public regarding this the Transaction Documents shall be approved in advance by Amicus and the Purchasers, except as otherwise required by law, rule, regulation, legal process or applicable SEC Guidance.

10.5                        Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the Parties and their successors and permitted assigns.  Amicus may not assign this Agreement or any rights or obligations hereunder without the prior written consent of Purchasers purchasing at least 85% of the Securities issuable hereunder.  Subject to Section 7.7, any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchasers.”

10.6                        Entire Agreement.  The Transaction Documents, together with the exhibits and schedules hereto, contain the entire understanding of the Parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters (other than confidentiality agreements to which Amicus is a party to with the Purchasers), which the Parties acknowledge have been merged into such documents, exhibits and schedules.

10.7                        Separability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the Parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the Parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

10.8                        Rescission and Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and Amicus does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to Amicus, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

10.9                        Replacement of Securities.  If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, Amicus shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to Amicus of such loss, theft or destruction.  The applicant for a new certificate or instrument under such circumstances may also be required to pay a customary bond and any reasonable third-party costs associated with the issuance of such replacement Securities.

10.10                 Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and Amicus will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agrees to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

10.11                 Independent Nature of Purchasers’ Obligations and Rights.  The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document.  Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.  Each Purchaser has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents.

10.12                 Amendment and Waiver.  No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by Amicus and Purchasers purchasing at least 85% of the Securities issuable hereunder or, in the case of a waiver, by the Party against whom enforcement of any such waived provision is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

10.13                 Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as set forth on the signature pages attached hereto.

10.14                 Fees and Expenses.  Amicus shall pay up to $15,000 of fees and expenses actually incurred by Redmile Group, LLC in connection with the Offering. Except as expressly set forth in the Transaction Documents to the contrary, each Party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.  Amicus shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers.

10.15                 Titles and Subtitles.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

10.16                 Counterparts; Effectiveness.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.  This Agreement shall become effective when each Party hereto shall have received counterparts thereof signed and delivered (by telecopy or other electronic means) by the other Parties hereto.

10.17                 Construction. The Parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto.

10.18                 No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the Parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 7.5.

This Securities Purchase Agreement is hereby executed as of the date first above written.

AMICUS:

Amicus Therapeutics, Inc.

By:	/s/ William D. Baird III
	Name:	William D. Baird III
	Title:	Chief Financial Officer

Address:	1 Cedar Brook Drive
Cranbury, NJ 08512

[Signature Page to Securities Purchase Agreement]

PURCHASER:

Glaxo Group Ltd

By:	/s/ Paul Williamson
	Name:	Paul Williamson
	Title:	Authorized Signatory for and on
behalf Edinburgh Pharmaceutical
Industries Limited Corporate Director

Address:	980 Great West Road
Brentford, Middlesex TW8 9GS, UK

[Signature Page to Securities Purchase Agreement]

PURCHASER:

Redmile Capital Fund, LP

By:	/s/ Jeremy Green
	Name:	Jeremy Green
	Title:	Managing Member of the General
Partner and the Investment Manager

Address:		One Letterman Drive,
Bldg. D, Suite D3-700
San Francisco, CA 94129

[Signature Page to Securities Purchase Agreement]

PURCHASER:

Redmile Capital Offshore Fund, Ltd.

By:	/s/ Jeremy Green
	Name:	Jeremy Green
	Title:	Managing Member of the
the Investment Manager

Address:		One Letterman Drive,
Bldg. D, Suite D3-700
San Francisco, CA 94129

[Signature Page to Securities Purchase Agreement]

PURCHASER:

Redmile Capital Offshore Fund II, Ltd.

By:	/s/ Jeremy Green
	Name:	Jeremy Green
	Title:	Managing Member of the
the Investment Manager

Address:		One Letterman Drive,
Bldg. D, Suite D3-700
San Francisco, CA 94129

[Signature Page to Securities Purchase Agreement]

PURCHASER:

Redmile Special Opportunities Fund, Ltd.

By:	/s/ Jeremy Green
	Name:	Jeremy Green
	Title:	Managing Member of the
the Investment Manager

Address:		One Letterman Drive,
Bldg. D, Suite D3-700
San Francisco, CA 94129

[Signature Page to Securities Purchase Agreement]

Schedule A

Purchaser Shares and Units Amounts

Purchaser	Units* Purchased	Shares Purchased	Purchase Price (in $)

Redmile Capital Fund, LP	1,581,200	—	3,162,400
Redmile Capital Offshore Fund, Ltd.	3,517,700	—	7,035,400
Redmile Capital Offshore Fund II, Ltd.	659,500	—	1,319,000
Redmile Special Opportunities Fund, Ltd.	241,600	—	483,200
Glaxo Group Ltd	—	1,500,000	3,000,000

* Each Unit consists of one Share and .267 Warrants resulting in an aggregate of 6,000,000 Shares and 1,600,000 Warrants being purchased by the Redmile entities as a result of purchasing 6,000,000 Units

[Schedule A to Securities Purchase Agreement]

Exhibit A

Form of Warrant

[See document attached]

[Exhibit A to Securities Purchase Agreement]